UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
  CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 6, 2022
 WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd. Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (757) 627-9088
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WHLR	Nasdaq Capital Market
Series B Convertible Preferred Stock	WHLRP	Nasdaq Capital Market
Series D Cumulative Convertible Preferred Stock	WHLRD	Nasdaq Capital Market
7.00% Senior Subordinated Convertible Notes due 2031	WHLRL	Nasdaq Capital Market

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 6, 2022,WHLR-JANAF, LLC, WHLR-JANAF-BRAVO, LLC, WHLR-JANAF-BJ'S, LLC and WHLR-JANAF-OFFICE, LLC, each a Delaware limited liability company (collectively, the “Borrower”) and wholly owned subsidiary of Wheeler REIT, L.P., a Virginia limited partnership (the “Operating Partnership”), of which Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), is the sole general partner, entered into a Loan Agreement (the “Loan Agreement”) with CITI REAL ESTATE FUNDING INC. (the “Lender”).

Under the Loan Agreement, the Lender agreed to make a loan to the Borrower in the principal amount of $60,000,000 (the “Loan”), with a scheduled maturity date of July 6, 2032 (such date, or any earlier date on which the entire Loan is required to be paid in full by acceleration or otherwise, the “Maturity Date”). The Loan defeased three loans with principal balances totaling $56.5 million.

The Loan will accrue interest at a fixed rate of 5.31%. Interest on the principal balance of the Loan will accrue from and after the date of the Loan Agreement until the obligations under the Loan Agreement are paid in full.

Commencing on August 6, 2022 and continuing thereafter, the Borrower will pay interest in arrears on the sixth (6th) day of every calendar month (each, a “Payment Date”) until the obligations under the Loan Agreement are paid in full. Any remaining unpaid principal balance is due on the Maturity Date.

The obligations of the Borrower under the Loan Agreement are secured by customary mortgage-level collateral.

The Operating Partnership serves as a guarantor on the Loan.

There is no material relationship between the Company and its affiliates and the Lender and its affiliates.

The foregoing description of the Loan Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.

10.1	Loan Agreement dated July 6, 2022, between Citi Real Estate Funding Inc and the Borrowers party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: Chief Executive Officer and President

Dated: July 8, 2022